ENOVIX
WARRANT DIVIDEND FAQ · NOVEMBER 2026

• WARRANT DIVIDEND DISTRIBUTION

Stockholder FAQ

Frequently asked questions about the Enovix warrant dividend

Enovix Corporation (Nasdaq: ENVX) is distributing warrants to its stockholders and convertible noteholders at no cost. This FAQ explains what the warrants are, who receives them, how they can be exercised or sold, and what to expect between the record date and expiration. It is a summary only; the warrant agreement and our filings with the Securities and Exchange Commission ("SEC") will govern.

• KEY TERMS AT A GLANCE

EXERCISE PRICE $3.00 per share	DISTRIBUTION RATIO 1 warrant per 4 shares
RECORD DATE Friday, November 13, 2026	DISTRIBUTION DATE Wednesday, November 18, 2026
FIRST TRADING DAY Thursday, November 19, 2026	NASDAQ TICKER ENVXW
EXPIRATION DATE April 28, 2028	EARLY EXPIRATION TRIGGER $3.30 VWAP, 20 of 30 trading days

• IN THIS DOCUMENT

01 The Basics
02 How This Distribution Compares with 2025
03 Receiving Your Warrants
04 Exercise Price, Expiration and Early Expiration
05 Exercising Your Warrants
06 Trading the Warrants
07 Why This Structure
08 Tax Considerations
09 Other Questions

01 THE BASICS

What is a Warrant?

A warrant is an option to buy common shares issued directly by a company. Like any option, it gives the holder the right, but not the obligation, to purchase a share of common stock at a specified price (called the "exercise price") before the warrant expires.

What is a Warrant Dividend?

A warrant dividend is the process of distributing warrants on a pro-rata basis to our existing stockholders and convertible noteholders.

ENOVIX CORPORATION · NASDAQ: ENVX · IR@ENOVIX.COM 1

W A R R A N T D I V I D E N D F A Q · N O V E M B E R 2 0 2 6 E N O V I X C O R P O R A T I O N · N A S D A Q : E N V X · I R @ E N O V I X . C O M 2 Why is Enovix issuing these Warrants? Enovix believes that a warrant dividend distribution is a shareholder-aligned approach to strengthening its balance sheet while giving existing stockholders and noteholders the opportunity to participate in the related equity issuance. Recipients can choose to exercise, hold or sell their warrants. Building on the Company’s successful 2025 warrant dividend program, this distribution adds the ability to exercise warrants using the Company’s 3.00% Convertible Senior Notes due 2028 (the “2028 Notes”) at face value. 2028 Notes surrendered upon exercise will be cancelled, reducing outstanding debt and associated future interest obligations without requiring Enovix to use cash to repay that principal. Cash exercises would provide additional liquidity for general corporate purposes. Together, these alternatives provide a path to retiring the 2028 Notes and cash generation while preserving cash for the business and putting the participation decision in each holder’s hands. Who will receive the Warrants? Holders of Enovix common stock as of the record date, November 13, 2026 (“stockholders”), will receive one warrant for every four (4) shares of common stock held, rounded down to the nearest whole number. No fractional warrants will be issued. Holders of the 2028 Notes and the 4.75% Convertible Senior Notes due 2030 as of the record date (“noteholders”) will also receive warrants on an as-converted pass-through basis in accordance with the terms of the governing agreements. As an example, holders of each $1,000 face amount of 3.00% Convertible Senior Notes due 2028 will receive approximately 16 warrants, and holders of each $1,000 face amount of 4.75% Convertible Senior Notes due 2030 will receive approximately 22 warrants, in each case rounded down to the nearest whole number for any fractional warrant. No fractional warrants will be issued. Given this pass-through, the warrant distribution will not trigger a further adjustment to the conversion rate for the convertible notes. When will the Warrants be distributed? The Company expects to distribute the warrants to stockholders and noteholders on or about November 18, 2026 (the “distribution date”). How many Warrants will be issued in total? Approximately 65.6 million warrants will be issued. This includes around 54.8 million warrants to common stockholders and an additional 10.8 million warrants to the noteholders, in accordance with the terms of those securities. How much will be raised if all Warrants are exercised? If all 65.6 million warrants are exercised at the $3.00 per share exercise price, Enovix would receive aggregate exercise consideration of approximately $177.2 million, in a combination of cash and 2028 Notes surrendered at face value. The actual amount of proceeds Enovix can receive will depend on the number of warrants ultimately exercised (which will depend on, among other factors, the trading price of our common stock), the payment method selected by holders, and applicable transaction costs. What do I have to do to receive the Warrants? You must be an eligible stockholder or noteholder as of the record date to participate in the warrant distribution. The warrants will be issued without any action required by our equity holders and without any payment of cash or other consideration.

W A R R A N T D I V I D E N D F A Q · N O V E M B E R 2 0 2 6 E N O V I X C O R P O R A T I O N · N A S D A Q : E N V X · I R @ E N O V I X . C O M 3 If you hold shares or convertible notes through a brokerage account, bank, or financial institution and are a holder in street name, contact your broker for further information. If your shares are held in a registered account with Enovix’s transfer agent, contact Client Services at Computershare Trust Company, N.A. What happens to fractional warrants? Fractional warrants will not be issued or distributed. If a holder would otherwise be entitled to receive a fractional warrant, the total number of warrants issued to that holder will be rounded down to the nearest whole warrant. As a result, stockholders whose shareholdings are not evenly divisible by four will receive only whole warrants. For example, a stockholder owning 1, 100, or 145 shares of common stock would receive 0, 25, and 36 warrants, respectively. Is management participating in the distribution? All stockholders of record, including management stockholders, as of the November 13, 2026 record date are eligible to receive this distribution. 02 HOW THIS DISTRIBUTION COMPARES WITH 2025 How is this warrant distribution different from Enovix’s 2025 distribution? This distribution builds on the success of our 2025 program with an added benefit: holders can exercise using cash or 2028 Notes at face value. The warrants can therefore do more than raise capital. They can also retire debt and reduce future interest obligations while keeping cash available for the business. For stockholders, this combines the same opportunity to participate in Enovix’s future growth with the potential benefit of a stronger balance sheet. Holders retain the choice to exercise, hold or sell their warrants, with an additional way to fund their participation. What were the results of the 2025 warrant dividend program? Approximately 26.5 million warrants were exercised, generating approximately $232.1 million in gross proceeds. The program concluded on August 29, 2025, when all remaining warrants were either exercised or expired. The program demonstrated substantial investor participation and provided additional capital to support Fab2 scale-up and general corporate purposes. Why is Enovix undertaking another warrant distribution? Enovix held approximately $512 million in cash, cash equivalents and investments, including restricted cash, as of October 4, 2026. This distribution gives us an opportunity to build on that liquidity by reducing outstanding debt and future interest obligations while keeping cash available to execute our business plans. Following the strong investor participation in our 2025 program, we are again putting the opportunity to participate directly in existing stockholders’ and noteholders’ hands. The pro rata distribution gives stockholders the opportunity to maintain their proportional ownership on a fully-diluted basis by exercising their warrants if they choose to do so. This distribution also adds the ability to exercise using 2028 Notes at face value, which aligns with the stockholder opportunity to create a stronger balance sheet for the Company.

W A R R A N T D I V I D E N D F A Q · N O V E M B E R 2 0 2 6 E N O V I X C O R P O R A T I O N · N A S D A Q : E N V X · I R @ E N O V I X . C O M 4 How would this distribution reduce debt, raise cash and support the Company’s business? Warrants exercised using 2028 Notes would retire the surrendered principal and reduce associated future interest obligations without requiring Enovix to use cash to repay that principal. Enovix would receive no cash proceeds from those exercises. Warrants exercised for cash would provide additional liquidity for general corporate purposes, including a new source of funding for increasing the Company’s Korean drone battery manufacturing capacity without drawing on existing cash. Together, these payment methods give the Company a path to reduce debt and raise capital while preserving cash for business execution. The amount of debt retired and cash raised will depend on the number of warrants exercised and the payment methods selected by holders. How much debt could Enovix retire if warrants are exercised using 2028 Notes? The aggregate exercise price of all warrants being distributed (approximately $177.2 million) exceeds the $172.5 million principal amount of 2028 Notes currently outstanding. If holders exercise a sufficient number of warrants using 2028 Notes, the entire $172.5 million of 3.00% Convertible Senior Notes due 2028 could be retired. The actual amount retired will depend on how many warrants are exercised and whether holders choose to pay with cash or 2028 Notes. 03 RECEIVING YOUR WARRANTS What’s the last day I can buy Enovix shares and still receive the warrants? To receive the warrant dividend, you must purchase Enovix shares no later than the close of trading on November 12, 2026. Purchases made on or before November 12, 2026 should settle in time for you to be a stockholder of record on November 13, 2026, the official record date, and you should be eligible to receive the warrants. If you buy shares on November 13, 2026 or later, your purchase will settle after the record date, and you will not receive any warrants. This is because November 13, 2026 is the ex-dividend date—the first trading day on which the shares no longer carry the right to receive the warrant dividend. I purchased my Enovix shares through an online brokerage account. How will I receive my warrant notice or access the warrants? Your broker is responsible for crediting your account with the warrants if you held shares as of the record date. You should not need to take action to receive them, but processing times vary. Please contact your broker directly for confirmation and additional information regarding timing and access to the warrants, including the mechanics of warrant sales and exercises. My warrants are not showing up in my brokerage account. What should I do? Typically, your broker will be responsible for crediting your account with warrants if you held shares as of the record date and such shares are not being pledged as collateral or loaned out. If your shares are being pledged as collateral or loaned out, other mechanics may apply. In all cases you need to contact your broker directly for confirmation and for any other information regarding timing and access to warrants, including the mechanics for warrant sales and exercises.

W A R R A N T D I V I D E N D F A Q · N O V E M B E R 2 0 2 6 E N O V I X C O R P O R A T I O N · N A S D A Q : E N V X · I R @ E N O V I X . C O M 5 What happens if I hold my Enovix shares in a margin account and the shares are on loan as of the November 13, 2026 record date? If your Enovix shares are in a margin account, your broker may loan out your shares – often without notifying you. This is standard practice for margin accounts. If your shares are loaned out at the time of the warrant dividend record date, you are not considered the stockholder of record for purposes of receiving the warrant dividend and will not receive any warrants directly from Enovix. If your broker has loaned out your shares, instead of receiving actual warrants from Enovix, your broker may instead post a placeholder entry in your account called an “in lieu of” credit. This “in lieu of” warrant credit does not represent an exercisable warrant and you will not be able to exercise or trade your warrant entry unless your broker takes steps to obtain the actual warrants for you, which is not guaranteed. How do I ensure I receive the actual exercisable Enovix warrants if I have a margin account? Transfer your shares from a margin account to a cash account (or a fully paid-for account) before the November 13, 2026 record date of the warrant dividend, and confirm with your broker that your shares will be held in your name and not subject to lending or rehypothecation. Processing time varies by broker. Do non-U.S. stockholders qualify to receive the warrant dividend? Yes. There are no stated restrictions on international stockholders receiving warrants. If you held Enovix common stock as of the record date through a brokerage account, you should receive the warrants in your account. If you are a non-U.S. stockholder, you should contact your broker for jurisdiction-specific logistics, including with regard to warrant sales and exercises. I hold listed call options on Enovix common stock. Will I receive the warrant dividend? No. Only stockholders of record of our common shares or convertible notes as of the November 13, 2026 record date will receive the warrant dividend. If you hold call options, you must exercise them and own the shares before the record date to receive warrants. Option holders should also review any notices from the Options Clearing Corporation (“OCC”) to determine if there will be any adjustments to strike prices or deliverables. In connection with the distribution, listed call options may receive an “NS” (non-standard) designation on the record date. NS-designated options are not exercisable through automated systems and generally require manual exercise through your brokerage firm. Option holders should contact their brokerage firm for details regarding exercise procedures and timing. How are the warrants handled for shares held in a retirement account? Warrants will be credited to your retirement brokerage account if you held shares as of the record date. However, exercising or selling warrants from within a retirement account may be subject to additional rules or restrictions. Please consult your retirement account custodian or tax advisor. What if I hold a short position? If you are short Enovix stock as of the record date, you will be required on the distribution date to deliver the pro rata number of warrants to the lender of the shares you borrowed. As a result, market participants with short positions may need to purchase warrants in the open market to meet this delivery obligation.

W A R R A N T D I V I D E N D F A Q · N O V E M B E R 2 0 2 6 E N O V I X C O R P O R A T I O N · N A S D A Q : E N V X · I R @ E N O V I X . C O M 6 04 EXERCISE PRICE, EXPIRATION AND EARLY EXPIRATION What is the Exercise Price? Each warrant entitles the holder to purchase one share of Enovix common stock at an exercise price of $3.00. The exercise price may be paid in cash or by surrendering 2028 Notes at face value, as described in Section 05. What is the Expiration Date? The warrants will expire on April 28, 2028, unless the Early Expiration Price Condition is met. What is the Early Expiration Price Condition? If, during any 30 consecutive trading days, the volume-weighted average price (VWAP) of Enovix common stock is at or above $3.30 for at least 20 of those days (not necessarily consecutive), then the warrants will expire early — specifically at 5:00 p.m. New York City time on the business day immediately following that 30-day period or such other date as the Company may elect in accordance with the warrant agreement. Enovix will issue a press release if the Early Expiration Price Condition is triggered. When does the 20 out of 30-day VWAP measurement period for the Early Expiration Price Condition begin? The 20 out of 30-day VWAP measurement period can begin on the first trading day after the distribution date. If Enovix shares are trading above $3.30 on that day and the VWAP meets the threshold, that day counts as the first of the 20 qualifying days within the 30-trading-day window. If the VWAP Early Expiration Price Condition is met, for example, on the 20th qualifying day, when do the warrants expire? The warrants will expire on the business day immediately following the 20th qualifying trading day within any 30-day period, unless the Company announces an alternate expiration date in accordance with the warrant agreement. How will I know if the warrants are about to expire? If the warrants are scheduled to expire, either on the final expiration date or due to early expiration, Enovix will issue a public press release announcing the expiration date. This notice will be made available as promptly as practicable and will include the exact date and time by which warrant exercises must be completed. We encourage stockholders to monitor Enovix’s Investor Relations website (https://ir.enovix.com) for news announcements and updates, as well as our filings with the SEC at www.sec.gov. Can my broker impose an earlier deadline to exercise than Enovix’s expiration time? Yes. Your broker may require an earlier instruction deadline than the stated expiration time of the warrants and may require you to submit notices by specific methods. We recommend confirming your broker’s procedures, cut-offs and method of notice well in advance. Enovix also intends to issue a public press release reminder ahead of expiration.

W A R R A N T D I V I D E N D F A Q · N O V E M B E R 2 0 2 6 E N O V I X C O R P O R A T I O N · N A S D A Q : E N V X · I R @ E N O V I X . C O M 7 What happens if the share price does not go up? Holders may exercise their warrants at any time before expiration. If the stock price does not rise above the early expiration price of $3.30 for 20 out of 30 consecutive trading days, the warrants will remain outstanding until their final expiration on April 28, 2028. If the stock never triggers early expiration, holders retain full control over their participation through the end of the term. What happens if I do not exercise the warrants before they expire? If you do not sell or exercise your warrants by the applicable expiration date, which may occur early as described above, such warrants will expire and have no value. Your rights under the warrants will lapse with no further action required or penalty. You can choose to hold the warrants until expiration, sell them, or exercise them before expiration. If you take no action, the warrants simply expire. If other warrant holders exercise and new shares of common stock are issued to them while you do not exercise your warrants, your percentage ownership in Enovix’s common stock will decline. 05 EXERCISING YOUR WARRANTS When can I exercise my warrants? You may exercise the warrants with cash at any time from the distribution date until 5:00 p.m. New York City time on the April 28, 2028 expiration date, or one business day after the date on which the Early Expiration Price Condition is reached (unless Enovix specifies an alternate expiration date as described in the warrant agreement). You may also exercise the warrants with 2028 Notes at any time from the distribution date until the Note Exercise Expiration Price Condition is reached, as described in the warrant agreement. How do I exercise my warrants? If you hold the warrants through a brokerage account, bank or financial institution and are thus a holder in street name, you should contact your broker, bank or other financial institution intermediary for information on how to exercise warrants. Settlement will occur as soon as commercially practicable after your broker or Computershare processes the exercise. You may also contact Computershare Trust Company, N.A., the warrant agent, at 150 Royall Street, Canton, MA 02021, Attention: Client Services, telephone 1-877-373- 6374, if you have additional questions about the exercise process. If you are a direct registration holder, to exercise your warrants, you must provide payment to Computershare Trust Company, N.A. either (i) in United States dollars by certified or official bank check or wire transfer of immediately available funds to an account designated by Enovix or (ii) by the surrender of 2028 Notes having a face value, in each case, equal to $1,000 for every 333 warrants exercised. Such payment must specify the name of the holder and the number of warrants exercised. You also are required to present the election to purchase warrant shares attached to the warrant. Payment in the form of cash or 2028 Notes should be received by Computershare Trust Company, N.A. promptly after the exercise date. If you have any questions or cannot locate your warrant statement, please contact Computershare Trust Company, N.A., as warrant agent. Please refer to the warrant agreement, including the section relating to “exercise terms” and the form of election to purchase warrant shares exhibit to the warrant agreement, which will be filed with the SEC together with the Form 8-A to register the warrants, at or prior to the distribution date.

W A R R A N T D I V I D E N D F A Q · N O V E M B E R 2 0 2 6 E N O V I X C O R P O R A T I O N · N A S D A Q : E N V X · I R @ E N O V I X . C O M 8 How do I pay the exercise price, and how will the warrants be settled upon exercise? The exercise price of the warrants is $3.00. A warrant holder may exercise their warrants at any time for cash, and exercises may be made with 2028 Notes, as will be specified under the terms in the warrant agreement. Holders of 2028 Notes who are not stockholders of record may purchase warrants in the market. A warrant holder who surrenders 2028 Notes will be credited the $1,000 face value of those notes against the exercise price of the warrants, regardless of the notes’ trading price. For purposes of payment of the exercise price, $1,000 principal amount of 2028 Notes shall be deemed to be equal to the aggregate exercise price for 333 warrants. Note exercises will be calculated using this fixed ratio, rather than by dividing the principal amount delivered by the cash exercise price, subject to adjustments provided in the warrant agreement. Only after the payment of the exercise price will holders receive shares of the Company’s common stock. Which Enovix notes are eligible for exercise? Effective on the distribution date, notes of the following series issued by Enovix may be used to pay the exercise price: TITLE OF SERIES CUSIP / ISIN PRINCIPAL AMOUNT OUTSTANDING CONSIDERATION PER $1,000 PRINCIPAL AMOUNT SURRENDERED 3.00% Convertible Senior Notes due 2028 293594AC1 / US293594AC17 $172,500,000 Warrant exercise price valued at the aggregate principal amount of the notes surrendered (regardless of the then-current market value of such notes), excluding any accrued and unpaid interest. Enovix may add or remove the right to use a particular series of notes to pay the exercise price, provided that Enovix will give at least 20 business days’ notice before removing a series of notes from being eligible to pay the warrant exercise price. If we decide to add or remove notes, we will promptly make a public announcement, update our website and the corresponding table to reflect the change. If I decide to use notes to pay for the exercise of the warrants, will I receive accrued interest? No. Accrued interest will be forfeited upon exercise unless exercise occurs after a record date for the payment of interest and before the resulting scheduled payment date. In such event, note holders will receive the scheduled interest payment but forfeit interest that accrues after the record date. What happens if I surrender more in principal amount of notes than I exercise in warrants? The principal amount of any 2028 Notes surrendered to exercise warrants in excess of the exercise price shall be forfeited to Enovix and will not be refunded unless the excess is greater than $1,000, in which case Enovix will return any notes in multiples of $1,000 principal amount pursuant to the terms of the warrant agreement.

W A R R A N T D I V I D E N D F A Q · N O V E M B E R 2 0 2 6 E N O V I X C O R P O R A T I O N · N A S D A Q : E N V X · I R @ E N O V I X . C O M 9 06 TRADING THE WARRANTS Will the Warrants trade publicly? Yes. The warrants are expected to be listed on Nasdaq under the ticker symbol ENVXW and to begin trading on or about November 19, 2026, the first trading day after the distribution date. Can I sell my Warrants? Yes. The warrants are expected to be tradeable on Nasdaq. You can choose to hold, exercise, or sell them based on your financial objectives. Your ability to sell the warrants will depend, in part, on whether a trading market develops for the warrants. 07 WHY THIS STRUCTURE Will this dilute my ownership? There is no immediate dilution when we issue the warrants. New shares will only be issued if warrants are exercised and the Company receives the exercise price, in cash or in 2028 Notes. Unlike a traditional equity raise, this structure allows you to maintain your proportional ownership and avoid dilution by exercising your warrants. What will the Company use the proceeds for? Enovix intends to use any cash proceeds from the exercise of the warrants for general corporate purposes, including reducing existing debt. Exercise of warrants in exchange for 2028 Notes will not result in any cash proceeds to Enovix but will reduce the amount of debt Enovix has outstanding and associated interest expense. In either event, we expect this to be a deleveraging transaction. Why is the Company using this structure instead of a traditional equity raise? The warrant dividend puts the opportunity to participate in the Company’s equity issuance directly in the hands of existing stockholders and noteholders. Recipients receive warrants in proportion to their existing holdings and can choose to exercise them, hold them or sell them to realize any available market value, without an obligation to invest additional funds. The warrants serve two purposes: cash exercises would raise additional capital, while exercises using 2028 Notes at face value would retire outstanding debt and reduce associated future interest obligations without requiring Enovix to use cash to repay that principal. This gives the Company a path to both cash generation and debt reduction while preserving cash for the business and giving existing investors the opportunity to participate in its future growth. Why would stockholders want this structure? It gives our stockholders free optionality to choose what they want to do. Those who believe in our strategy gain the right, without any obligation, to buy more stock at a fixed, attractive price in the future. If we execute well, they benefit. If not, they’ve risked nothing. Holders also have the flexibility to sell their warrants and realize immediate value. We’re putting choice and timing in our stockholders’ hands. Stockholders will also benefit from Enovix’s reduced leverage following the exercise of warrants with outstanding notes and from the Company’s increased cash position from warrants exercised with cash.

ENOVIX WARRANT DIVIDEND FAQ · NOVEMBER 2026

Our goal is to scale responsibly while protecting stockholder interests. This structure ensures capital is available when operational success justifies it, reinforcing long-term discipline and financial readiness, without pressuring the Company to raise funds under suboptimal conditions.

Why would noteholders want this structure?

Noteholders benefit as their 2028 Notes may be used to exercise warrants at the face value of the notes, regardless of the notes' trading price. Upon exercise with the 2028 Notes, the leverage ratios of the Company will improve.

08 TAX CONSIDERATIONS

What are the tax implications?

The U.S. federal income tax consequences of the warrant dividend are complex and may vary based on each stockholder's individual circumstances. Stockholders are encouraged to consult with their tax advisor to understand how the distribution may affect their individual tax situation.

For U.S. taxpayers, how will the warrant exercise be treated for tax purposes?

For U.S. taxpayers who receive warrants, this will generally not be a taxable event. However, if you exercise the warrants and later sell the resulting shares, you may incur capital gains taxes. In the event you exercise your warrants in exchange for shares, your cost basis for those shares will be the $3.00 exercise price, plus any transaction costs incurred.

The U.S. federal income tax treatment of the warrant distribution may vary based on an investor's specific circumstances. Enovix does not provide tax advice. Investors are encouraged to consult their tax advisor regarding the potential impact of the distribution.

Additional details will be provided in the tax reporting section of the prospectus supplement, which Enovix expects to file with the SEC on the distribution date.

09 OTHER QUESTIONS

Are there risks to me of the warrants?

Yes. Like any security, the warrants involve risks. For example, they could expire with no value if not exercised, trading/liquidity may be limited, and early expiration can shorten the time to act. Please review the "Risk Factors" in Enovix's prospectus supplement that we intend to file in connection with the warrants and our other filings with the SEC for a more detailed discussion.

Can Enovix change the terms of the warrants?

The procedures relating to any amendments or adjustments to the terms of the warrants will be set forth in the warrant agreement.

Can I receive a copy of the full warrant agreement?

Yes. Enovix expects to file the full warrant agreement with the SEC on or prior to the distribution date. It will be available via the SEC's EDGAR system at www.sec.gov and on the Enovix Investor Relations page at ir.enovix.com.

ENOVIX CORPORATION · NASDAQ: ENVX · IR@ENOVIX.COM 10

ENOVIX
WARRANT DIVIDEND FAQ · NOVEMBER 2026

Where can I find more information?

More information will be available in our investor presentation and our filings with the SEC. You may also contact Enovix Investor Relations at ir@enovix.com.

IMPORTANT INFORMATION

This document is provided for informational purposes only and is not an offer to sell or a solicitation of an offer to buy any securities. The warrants and the shares of common stock issuable upon exercise will be offered pursuant to a registration statement on Form S-3 and a prospectus supplement filed with the SEC. Investors should read the prospectus supplement, the warrant agreement and Enovix's other filings with the SEC, which contain important information, including risk factors, before making any investment decision. Statements regarding expected dates, amounts and outcomes are forward-looking and subject to change. Enovix does not provide tax, legal or investment advice; please consult your own advisors.

ENOVIX CORPORATION · NASDAQ: ENVX · IR@ENOVIX.COM
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